Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
EURONET WORLDWIDE, INC.
(the “Corporation”)
(As adopted on December 17, 2008)
ARTICLE I
OFFICES
     The Corporation may have such office(s) at such place(s), both within and outside the State of Delaware, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.
ARTICLE II
MEETINGS OF THE STOCKHOLDERS
Section 1. ANNUAL MEETINGS.
     Annual meetings of the stockholders shall be held on the 30th day of April, if not a legal holiday, or, if a legal holiday, then on the next business day following, or at such other date and time and at such place (within or outside the State of Delaware) as is designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. At each annual meeting the stockholders shall elect directors nominated in accordance with Section 4 of Article II and shall transact only such other business as is properly brought before the meeting in accordance with these Bylaws.
Section 2. SPECIAL MEETINGS.
     Unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may only be called by the President or Secretary upon the written request of a majority of the total number of directors of the Corporation. The Board of Directors may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 3. BUSINESS BROUGHT BEFORE A MEETING.
     (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplements thereto) given by or at the direction of the Board of Directors (or a duly authorized committee thereof); (ii) brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at the annual meeting, (B) is entitled to vote at the meeting, and (C) complied with all of the notice procedures set forth in this Section 3 as to such business (except for proposals made in accordance with Rule 14a-8 under the Exchange Act (as defined in Article II, Section 5), which are addressed in Section 3(e)). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Article II, Section 4 of these Bylaws, and this Section 3 shall not be applicable to nominations except as expressly provided therein.
     (b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 5) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice.
     (c) To be in proper form for purposes of this Section 3, a stockholder’s notice to the Secretary pursuant to this Section 3 must set forth:
          (1) (A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons (as defined in Article II, Section 5),
                (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record, and the class and number of shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Proposing Person, except that any such Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and
                (C) a representation that each Proposing Person will notify the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for the meeting;

     (2) as to each Proposing Person, (A) any Derivative Instruments (as defined in Article II, Section 5) that are, directly or indirectly, owned or held by such Proposing Person, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act) agreement, arrangement, understanding or relationship pursuant to which such Proposing Person, directly or indirectly, has or shares a right to vote any shares of any class or series of the Corporation, (C) any Short Interests (as defined in Article II, Section 5), that are held directly or indirectly by such Proposing Person, (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the Corporation, Derivative Instruments or Short Interests, if any, including, without limitation, any such shares, instruments or interests held by persons sharing the same household as such Proposing Person, and (F) any plans or proposals that the Proposing Person may have that relate to or may result in the acquisition or disposition of securities of the Corporation, an extraordinary corporate transaction (such as the sale of a material amount of assets of the Corporation or any of its subsidiaries, a merger, reorganization or liquidation) involving the Corporation or any of its subsidiaries, any change in the Board of Directors or management of the Corporation (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors), any material change in the present capitalization or dividend policy of the Corporation, any change in the Corporation’s Certificate of Incorporation or Bylaws, causing a class of securities of the Corporation to be delisted from a national securities exchange or any other material change in the Corporation’s business or corporate structure or any action similar to those listed above;
     (3) as to each matter proposed to be brought by any Proposing Person before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any material interest of such Proposing Person in such business and (B) a reasonably detailed description of all agreements, arrangements, understandings or relationships between or among any of the Proposing Persons and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Person; and
     (4) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act.
     (d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).
     (e) This Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation. In addition to the foregoing provisions of this Section 3, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3. This Section 3 shall not be deemed to affect (i) the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and, if required by such rule to be included in the Corporation’s proxy statement, to include a description of such proposal in the notice of meeting and to be submitted for a stockholder vote at the applicable meeting, or (ii) to affect the rights of the holders of any class or series of Preferred Stock as set forth in the Certificate of Incorporation.
     (f) Notwithstanding satisfaction of the provisions of this Section 3, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to the Certificate of Incorporation, the Bylaws, state law or any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.
     (g) In the event Timely Notice is given pursuant to Section 3(b), and the business described therein is not disqualified pursuant to this Section 3, such business may be presented by, and only by, the stockholder who shall have given the notice required by this Section 3, or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.
     (h) Notwithstanding anything in these Bylaws to the contrary: (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3 or, subject to 3(e), as permitted under Rule 14a-8 under the Exchange Act (other than the election of directors nominated in accordance with Article II, Section 4), and (ii) unless otherwise required by law, if a Proposing Person intending to propose business at an annual meeting pursuant to Article II, Section 3(a)(iii) does not provide the information required under Article II, Section 3(c) or does not update or supplement the notice in accordance with Article II, Section 3(d) within the periods specified therein, or the stockholder who shall have given the notice required by Section 3 (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The chairperson of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3 and any such business not properly brought before the meeting shall not be transacted. The requirements of this Section 3 are included to provide the

Corporation notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.
Section 4. NOMINATION OF DIRECTORS.
     (a) Nominations of persons for election to the Board of Directors at an annual meeting or special meeting (but only if the Board of Directors has first determined that directors are to be elected at such special meeting) may be made at such meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (ii) by any stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 4 and on the record date for determination of stockholders entitled to vote at the meeting, (B) is entitled to vote at the meeting, and (C) complied with the notice procedures set forth in this Section 4 as to such nomination. Except for the rights of the holders of any class or series of Preferred Stock to nominate or elect directors pursuant to the terms of such class or series in the Certificate of Incorporation, Section 4(a)(ii) of these Bylaws shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.
     (b) Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 5) in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. Without qualification, if the Board of Directors has first determined that directors are to be elected at a special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which the date of such special meeting was first Publicly Disclosed and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder notice as described above.
     (c) To be in proper form for purposes of this Section 4, a stockholder’s notice to the Secretary pursuant to this Section 4 must set forth:
          (1) (A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons,
                (B) the information specified in Article II, Section 3(c)(1), clauses (B) and (C), and Article II, Section 3(c)(2), as to each Proposing Person, and
                (C) any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and
     (2) as to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 4 if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act), and any other persons or entities Acting in Concert with such nominee or any of his or her affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Proposing Persons were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and (D) a completed and signed questionnaire, representation and agreement as provided in Section 4(g) of this Article II.
     (d) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such nominee.
     (e) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).
     (f) Notwithstanding anything in the first sentence of Article II, Section 4(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such information was first Publicly Disclosed by the Corporation.
     (g) To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any Voting Commitment (as defined in Article II, Section 5) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and does not intend to become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable Publicly Disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
     (h) In addition to the foregoing provisions of this Section 4, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 4.
     (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected to serve as directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 4 and, if any proposed nomination is not in compliance with this Section 4, to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
Section 5. DEFINITIONS.
For purposes of Article II, Section 3, and Article II, Section 4, of these Bylaws, the following terms have the meanings specified or referred to in this Section 5:
     (a) “Acting in Concert” means a person will be deemed “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person that is Acting in Concert with another person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.
     (b) “Derivative Instruments” shall mean (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise, conversion or exchange privilege or settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price or value or volatility of any class or series of shares of the Corporation, or (ii) any derivative, swap or other transaction, right or instrument or series of transactions, rights or instruments engaged in, directly or indirectly, by any Proposing Person the purpose or effect of which is to give such Proposing Person economic risks or rights similar to ownership of shares of any class or series of the Corporation, including, due to the fact that the value of such derivative, swap or other transaction, right or instrument is determined by reference to the price or value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction, right or instrument provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value or volatility of any shares of any class or series of the Corporation, in each case whether or not (A) such security, derivative, swap or other transaction, right or instrument conveys any voting rights in such shares to any Proposing Person, or is required to be, or is capable of being, settled through delivery of such shares, or (B) any Proposing Person may have entered into other transactions or arrangements that hedge or mitigate the economic effect of such security, derivative, swap or other transaction, right or instrument.
     (c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     (d) “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (ii) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (iii) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
     (e) “Publicly Disclosed” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (f) “Short Interests” shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation.
     (g) “Timely Notice” shall mean a stockholder’s notice to the Secretary of the Corporation which must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which the date that such annual meeting was Publicly Disclosed (as defined above).
     (h) “Voting Commitment” shall mean any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question.
Section 6. NOTICES OF ANNUAL AND SPECIAL MEETINGS.
     (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission, including by electronic mail, in the manner provided in and to the extent permitted by Section 232 of the Delaware General Corporation Law.
     (b) Notice of any meeting of stockholders (whether annual or special) to act upon an amendment of the Certificate of Incorporation, a reduction of stated capital or a plan of merger, consolidation or sale of all or substantially all of the Corporation’s assets shall be given to each stockholder of record entitled to vote at such meeting not less than twenty (20) nor more than sixty (60) days before the date of such meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.
Section 7. RECORD DATE.

     (a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution, or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, in advance, may fix a date as the record date for any such determination, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting taken pursuant to Section 10 of Article II; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting as provided in Section 12 of Article II, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     In the event of the delivery, in accordance with applicable law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with applicable law and not revoked represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 7(b) shall in any way be construed to suggest or imply that the Board of

Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
Section 8. LIST OF STOCKHOLDERS.
     At least ten (10) days (but not more than sixty (60) days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at such meeting, which list shows the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Secretary of the Corporation so directs) and the number of shares registered in the name of each stockholder. The list so prepared shall be open to inspection by any stockholder, for any purpose germane to the meeting, during a period of no less than ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation’s principal place of business. If the meeting is to be held at a place, then the list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder who is present in person at such meeting. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.
Section 9. PRESIDING OFFICERS; ORDER OF BUSINESS.
     (a) Meetings of the stockholders shall be presided over by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by the President, or, if the President is not present, by a Vice President, if any, or, if a Vice President is not present, by such person who is chosen by the Board of Directors, or, if none, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, if any, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.
     (b) The following order of Business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:
(1)	Call of the meeting to order.

(2)	Presentation of proof of mailing or electronic transmission of notice of the meeting and, if the meeting is a special meeting, the call thereof.

(3)	Presentation of proxies.

(4)	Determination and announcement that a quorum is present.

(5)	Reading and approval (or waiver thereof) of the minutes of the previous meeting.

(6)	Reports, if any, of officers.

(7)	Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

(8)	Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

(9)	Transaction of such other business as may properly come before the meeting.

(10)	Adjournment.
Section 10. QUORUM; ADJOURNMENTS.
     (a) The holders of one-third of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation.
     (b) If a quorum is not present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.
     (c) Even if a quorum is present in person or by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.
     (d) Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 10 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section 10 to the contrary notwithstanding, if an adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 11. VOTING.
     (a) At any meeting of stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.
     (b) Except as otherwise provided by law or by the Certificate of Incorporation, all matters other than the election of directors shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters.
     (c) Except as otherwise provided by law or by the Certificate of Incorporation, each director to be elected by the stockholders must receive a majority of the votes cast with respect to the election of that director at any meeting for the election of directors at which a quorum is present, provided that if, at any time during the period from and after the record date for such meeting through the date of the meeting, the number of nominees exceeds the number of directors to be elected in a contested election, the directors will be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this section, a “majority of votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast as “withheld” with respect to that director’s election.
     (d) If a nominee for director who is an incumbent director is not elected and no successor has been elected at the same meeting, the director must submit to the Board of Directors promptly after the certification of the election results a letter offering to resign from the Board of Directors (a “Resignation Offer”). The Nominating & Corporate Governance Committee will consider the Resignation Offer and will make a recommendation to the Board of Directors whether to accept the Resignation Offer, reject the Resignation Offer or take other action. The Board of Directors, taking into account the Nominating & Corporate Governance Committee’s recommendation, will act on each Resignation Offer within 90 days from the date of the certification of the election results and will disclose promptly in a Form 8-K filed with the Securities and Exchange Commission its decision and the rationale for the decision. A director who submitted a Resignation Offer may not participate in the Nominating & Corporate Governance Committee or Board of Directors deliberations and determination whether or not to accept the Resignation Offer. If a majority of the members of the Nominating & Corporate Governance Committee submit Resignation Offers as a result of the same election, then the Board of Directors will appoint a committee from of one or more independent directors not submitting Resignation Offers to consider the Resignation Offers and make recommendations to the Board of Directors in place of the Nominating & Corporate Governance Committee. If all of the Corporation’s independent directors submit Resignation Offers in connection with the same election, then the full Board of Directors, without receiving the recommendation of a committee of independent directors, will consider and act upon each director’s Resignation Offer, excluding from the deliberations and determination in each case the director whose Resignation Offer is being considered. If the Board of Directors does not accept a director’s Resignation Offer, that director will continue to serve until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected, or his or her earlier resignation or removal. If the Board of Directors accepts a director’s Resignation Offer pursuant to this Section, or if a new nominee for director is not elected pursuant to this Section, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of this Article III or may decrease the size of the Board of Directors pursuant to the provisions of the Certificate of Incorporation.
Section 12. ACTION BY CONSENT.
     Except as otherwise provided by law or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested. All written consents shall be filed with the minutes of the meetings of the stockholders.
ARTICLE III
DIRECTORS
Section 1. GENERAL POWERS; NUMBER; TENURE.
     The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors of the Corporation shall be as provided by the Certificate of Incorporation. The directors shall be elected at the annual meeting of the stockholders (except as otherwise provided in Section 2 of this Article III). The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors need not be stockholders nor residents of the State of Delaware.

Section 2. VACANCIES.
     Vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, although less than a quorum, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director so chosen as provided in this Section 2 shall hold office until the next election of the class for which such director shall have been chosen or until his or her successor has been elected and has qualified.
Section 3. RESIGNATION.
     Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President, or the Secretary of the Corporation. Unless otherwise specified in such notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. A resignation need not be accepted in order for it to be effective.
Section 4. PLACE OF MEETINGS.
     The Board of Directors may hold both regular and special meetings either within or outside the State of Delaware, at such place as the Board from time to time deems advisable.
Section 5. ANNUAL MEETING.
     The annual meeting of each newly elected Board of Directors shall be held as soon as is practicable (but in no event more than ten (10) days) following the annual meeting of the stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat.
Section 6. REGULAR MEETINGS.
     Additional regular meetings of the Board of Directors may be held without notice, at such time and place as from time to time may be determined by the Board of Directors.
Section 7. SPECIAL MEETINGS.
     Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the Chief Executive Officer or by the President or by any two (2) directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting. Notice of each special meeting shall be given to each director by: (a) mailing at least five days before the meeting notice to such director by first class mail, postage prepaid, to such director’s residence or usual place of business, (b) sending notice at least two business days before the meeting by overnight delivery service utilizing an overnight courier of national reputation to such director’s residence or usual place of business, (c) sending notice at least twenty-four hours before the meeting by telecopy, facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communications, or (d) delivering notice personally or by telephone at least twenty-four hours before the meeting; except that in the case of exigency, the Chairman of the Board or Chief Executive Officer may prescribe a shorter period for notice. Notice of a special meeting shall be deemed to have been given to a director if mailed, sent or delivered in accordance with the immediately preceding sentence. The notice shall state the date, time and place, if any, of the meeting but need not state the purpose thereof, except as otherwise expressly provided by applicable law, the Certificate of Incorporation or these Bylaws.
Section 8. QUORUM; ADJOURNMENTS.
     A majority of the number of directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum for the transaction of business at each and every meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.
Section 9. COMPENSATION.
     Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors’ meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.
Section 10. ACTION BY CONSENT.
     Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS.
     Members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other, and participation in any such meeting shall constitute presence in person by such director at such meeting.
ARTICLE IV
COMMITTEES
Section 1. COMMITTEES.
     (a) The Board of Directors, by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, may appoint such committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.
     (b) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.
     (c) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.
     (d) Unless prohibited by law, the provisions of Section 7 (“Special Meetings”), Section 8 (“Quorum; Adjournments”), Section 10 (“Action by Consent”) and Section 11 (“Meetings by Telephone or Similar Communications”) of Article III shall apply to all committees from time to time created by the Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute each committee and its members for the Board of Directors and its members.
ARTICLE V
OFFICERS
Section 1. POSITIONS.
     The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors also may choose a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the Chief Executive Officer and/or the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chief Executive Officer, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors, provided that the Board of Directors may delegate to the Chief Executive Officer or the President of the Corporation the authority to prescribe the powers and duties of any officer or agent of the Corporation other than the Chief Executive Officer, President, Secretary or Treasurer. Unless otherwise provided in the Certificate of Incorporation, any number of offices may be held by the same person.
Section 2. TERM OF OFFICE; REMOVAL.
     Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the Chief Executive Officer or the President pursuant to authority delegated to the Chief Executive Officer or the President by the Board of Directors may also be removed, with or without cause, at any time whenever the Chief Executive Officer or the President, as the case may be, in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board, by the Chief Executive Officer or by the President, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the Chief Executive Officer or the President in the case of a vacancy occurring in an Office to which the Chief Executive Officer or the President has been delegated the authority to make appointments).
Section 3. COMPENSATION.
     The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation compensation in any other capacity.
Section 4. CHAIRMAN OF THE BOARD.
     The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors.
Section 5. CHIEF EXECUTIVE OFFICER.

     Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board, the Chief Executive Officer shall have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by these Bylaws. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. Unless otherwise prescribed by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations or other entities in which the Corporation may hold securities. At any such meeting the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.
Section 6. PRESIDENT.
     Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board and the Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by these Bylaws. Unless otherwise determined by the Board of Directors, at the request of the Chief Executive Officer, or in the event of a vacancy or in the event of his or her inability or refusal to act, the President will perform the duties of the Chief Executive Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations or other entities in which the Corporation may hold securities. At any such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.
Section 7. VICE PRESIDENTS.
     In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s), if any, also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.
Section 8. SECRETARY.

     The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the Executive Committee or other committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of the stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
Section 9. ASSISTANT SECRETARY.
     The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies), if any, shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.
Section 10. TREASURER.
     The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.
Section 11. ASSISTANT TREASURER.
     The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s), if any, shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.
ARTICLE VI
NOTICES

Section 1. FORM; DELIVERY.
     Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, and no provision is made as to how such notice shall be given in the Certificate of Incorporation or these Bylaws, such notice may be given (i) personally, (ii) by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or (iii) by transmitting such notice thereof to him or her, in the case of notice to stockholders to the extent permissible under Section 232 of the Delaware General Corporation Law, by facsimile or other electronic transmission to the number or electronic mail address specified in the records of the Corporation. For purposes of this Section, personally delivered notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, mailed notices shall be deemed to be given at the time they are deposited in the United States mail and notices by facsimile or other electronic transmission shall be deemed to be given at the time they are delivered to the address, number, email account or other reference supplied by the recipient for the purpose of receiving such communications.
Section 2. WAIVER; EFFECT OF ATTENDANCE.
     Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director or committee member attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.
ARTICLE VII
INDEMNIFICATION AND
TRANSACTIONS WITH AFFILIATED PERSONS
Section 1. INDEMNIFICATION, GENERALLY.
     In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other Sections of this Article VII, the Corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise to the full extent permitted by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).
Section 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES.
     The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise against all liabilities and expenses, including without limitation judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation using the procedures set forth in Article VII, Section 5 of these Bylaws, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person including, without limitation, any cross-claim or counterclaim initiated by such person, other than a proceeding in accordance with Article VII, Section 5 below, unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.
Section 3. INDEMNIFICATION IN DERIVATIVE ACTIONS.
     The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Section 3 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 4. INDEMNIFICATION FOR EXPENSES.
     Notwithstanding the other provisions of this Article VII, to the extent a person who is or was serving as a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of these Bylaws (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 5. DETERMINATION OF RIGHT TO INDEMNIFICATION.
     Prior to indemnifying a person pursuant to the provisions of Article VII, Sections 1, 2 and 3 of these Bylaws, unless ordered by a court and except as otherwise provided by Article VII, Section 4 of these Bylaws, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Article VII, Sections 1, 2 and 3 of these Bylaws. Any determination that a person shall or shall not be indemnified under the provisions of Article VII, Sections 1, 2 and 3 of these Bylaws shall be made (a) by majority vote of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (d)  by the stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons shall be determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).
Section 6. ADVANCEMENT OF EXPENSES.
     Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.
Section 7. NON-EXCLUSIVITY.
     The indemnification and advancement of expenses provided by this Article VII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of person. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise specifically provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.
Section 8. INSURANCE.
     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.
Section 9. VESTING OF RIGHTS.
     The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VII (i) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VII were set forth in a separate written contract between the indemnitee and the Corporation, (ii) are intended to be retroactive and shall be available with respect to action or omission to act occurring prior to the adoption of this Article VII, (iii) shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or to serve at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (iv) shall be deemed to have fully vested at the time the indemnitee first assumes his or her position as an officer or director of the Corporation. No amendment, alteration or repeal of this Article VII shall adversely affect any right of an indemnitee or his or her heirs, executors or administrators with respect to any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal, and regardless of whether any action, suit or proceeding is brought before or after the indemnitee has ceased to be a director or officer of the Corporation or ceased to serve at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise.

Section 10. DEFINITIONS.
For the purposes of this Article VII, references to:
     (a) The “Corporation” shall, if and only if the Board of Directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify the directors or officers of the constituent corporation and the directors and officers of the constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such Corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any Other Enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;
     (b) “Other Enterprise” or “Other Enterprises” shall include without limitation any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan;
     (c) “director, officer, employee or agent of any Other Enterprise” shall include any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated;
     (d) “fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;
     (e) “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;
     (f) “serving at the request of the Corporation” shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and
     (g) “not opposed to the best interests of the Corporation” as referred to in this Article VII, shall include with respect to any employee benefit plan, actions in good faith and in a manner reasonably believed to be in or not opposed to the interests of the participants and beneficiaries of an employee benefit plan.
     For purposes of this Article VII, unless the Board of Directors of the Corporation shall determine otherwise, any director or officer of the Corporation who shall serve as a director, officer, employee or agent of any Other Enterprise of which the Corporation, directly or indirectly, is a stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director, officer, employee or agent at the request of the Corporation. In all other instances where any director or officer of the Corporation shall serve as a director, officer, employee or agent of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.
Section 11. PARTIAL INDEMNIFICATION.
     Without limiting the generality of the foregoing, if any person who is or was serving as a director or officer of the Corporation, or any person who is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.
Section 12. COMMON OR INTERESTED OFFICERS AND DIRECTORS.
     The officers and directors shall exercise their powers and duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and one or more of its officers or directors, or between the Corporation and any corporation, firm, association or other entity in which one or more of the officers or directors of the Corporation are officers or directors, or are pecuniarily or otherwise interested, shall be either void or voidable because of such common directorate, officership or interest, because such officers or directors are present at the meeting of the Board of Directors or any committee thereof which authorizes, approves or ratifies the contract or transaction, or because his, her or their votes are counted for such purpose, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exist:
     (a) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the Board of Directors or committee thereof and the Board or committee authorizes or ratifies such contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the number of such disinterested directors may be less than a quorum; or
     (b) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (c) the contract or transaction is fair and commercially reasonable to the Corporation at the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders, as the case may be.
Common or interested directors may be counted in determining whether a quorum is present at any meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies any contract or transaction, and may vote thereat to authorize any contract or transaction with like force and effect as if he, she or they were not such officers or directors of such other corporation or were not so interested.
ARTICLE VIII
STOCK CERTIFICATES
Section 1. FORM; SIGNATURES.
     The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each stock certificate shall be signed by the Chairman of the Board, if any, or the President or a Vice President, if any, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any, of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Delaware. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.
Section 2. REGISTRATION OF TRANSFER.
     Subject to the restrictions, if any, stated or otherwise noted with respect to any shares of stock, shares of stock may be transferred upon the books of the Corporation by the surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares, if such shares are certificated, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or any transfer agent may require, or, if such shares are uncertificated, by notification to the Corporation or to any transfer agent of the transfer of such shares, accompanied by written authorization duly executed with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize any such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.
Section 3. REGISTERED STOCKHOLDERS.
     Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend.
Section 4. LOST, STOLEN OR DESTROYED CERTIFICATE.
     The Board of Directors may direct that a new certificate or uncertificated shares in place of any certificate previously issued by the Corporation, be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.
ARTICLE IX
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. CONTRACTS.
     The Chairman of the Board, if any, the Chief Executive Officer or the President or a Vice President, if any, may enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or a duly adopted resolution of the Board of Directors.
Section 2. LOANS.
     No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name without the endorsement of the Chairman of the Board, if any, the Chief Executive Officer, the President or a Vice President, if any, unless expressly authorized by resolution of the Board of Directors.
Section 3. CHECKS, DRAFTS, ETC.
     All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chairman of the Board, if any, the Chief Executive Officer, the President or a Vice President, if any, unless and until specifically changed by a resolution of the Board of Directors.
Section 4. DEPOSITS.
     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Chairman of the Board, if any, the Chief Executive Officer, the President or a Vice President, if any, may select except as otherwise specified by resolution of the Board of Directors.
ARTICLE X
GENERAL PROVISIONS
Section 1. DIVIDENDS.
     Subject to the General Corporation Law of the State of Delaware and to any provisions of the Certificate of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock.
Section 2. RESERVES.
     The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.
Section 3. FISCAL YEAR.

     The fiscal year of the Corporation shall be the calendar year.
Section 4. SEAL.
     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.
Section 5. AMENDMENT OF THE BYLAWS.
     To the extent not prohibited by law, the Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, in all cases by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place. The stockholders may amend, alter and repeal these Bylaws, or adopt new bylaws, by the affirmative vote or written consent of not less than two-thirds of the voting power of the shares of stock outstanding and entitled to vote thereon, voting together as a single class.
SECRETARY’S CERTIFICATION
     I hereby certify that these Amended and Restated Bylaws were adopted by this Corporation by the Board of Directors effective as of the 17th day of December, 2008.

By:	/s/ Jeffery B. Newman
Jeffery B. Newman, Secretary